Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Tilray, Inc.’s Form 8-K dated May 21, 2021, and we agree with the statements made therein.

Yours very truly,

/s/ DELOITTE LLP
Chartered Professional Accountants
Vancouver, Canada
May 21, 2021